EXHIBIT 99.1
International Headquarters
One Enterprise Aliso Viejo, CA 92656
949.461.6000 FAX 949.461.6636
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
VALEANT PHARMACEUTICALS REPORTS
FOURTH QUARTER AND FULL YEAR 2007 RESULTS
     ALISO VIEJO, Calif., February 28, 2008 – Valeant Pharmaceuticals International (NYSE: VRX) today announced fourth quarter and full-year results for 2007.
Financial Highlights:
▪	Revenues from continuing operations for the fourth quarter of 2007 decreased five percent to $236.7 million, while revenue for 2007 was essentially flat at $871.4 million.

▪	Product sales from continuing operations for the fourth quarter decreased four percent to $219.8 million, while products sales for 2007 increased slightly to $785.0 million.

▪	Loss from continuing operations for the fourth quarter was $6.9 million, or a loss of $0.08 per diluted share, as compared to a loss from continuing operations of $14.9 million, or a loss of $0.16 per diluted share for the fourth quarter of 2006. Income from continuing operations for 2007 was $25.1 million, or $0.27 per diluted share as compared to a loss from continuing operations of $55.8 million, or a loss of $0.60 per diluted share for 2006.

▪	Adjusted for non-GAAP items, income from continuing operations for the fourth quarter of 2007 was $13.6 million, or $0.15 per diluted share, as compared to income from continuing operations of $27.5 million, or $0.29 per diluted share for the fourth quarter of 2006. Income from continuing operations for 2007, adjusted for non-GAAP items, was $51.3 million, or $0.55 per diluted share, as compared to income from continuing operations of $48.0 million, or $0.50 per diluted share for 2006.
     A reconciliation of GAAP to non-GAAP results is provided in Table 2.
     “Valeant’s financial performance in the fourth quarter and the full year is not acceptable either to me or to our investors,” said J. Michael Pearson, chief executive officer and chairman. “These results are the direct impact from trying to operate in too many geographies, with too many businesses and too many products. We are completing a comprehensive strategic review of the Company and expect to be in a position to talk more about our plan during the last week of March.”
Revenues:
     Product sales decreased four percent in the fourth quarter of 2007 compared to the same period last year. Since the 2006 fourth quarter, the company has divested Reptilase product rights, Solcoseryl product rights in Japan and the ophthalmic business in the Netherlands.

     North America product sales increased one percent in the 2007 fourth quarter, primarily due to increased sales of Cesamet, Zelapar and Kinerase, offset by declines in sales of Efudex, which largely reflects the impact of stocking for the product’s authorized generic launch in the fourth quarter of 2006.
     Sales in the International region declined twenty-three percent in the 2007 fourth quarter compared to the same period last year, due to continuing challenges in Mexico. This included increased accounting reserves for future product returns and credit memos, which impacted sales as contra revenue.
     Sales in the Europe, Middle East and Africa (EMEA) region increased nine percent in the 2007 fourth quarter compared to the same period last year, primarily due to the effects of foreign currency translation. The EMEA region also benefited from increased sales of promoted products in Central and Eastern Europe and new products acquired or launched in 2007.
     Alliance revenue decreased eighteen percent in the 2007 fourth quarter compared to the same period last year. The decline reflects competitive dynamics in the ribavirin market in Europe and Japan and the cessation of ribavirin royalties from Roche as a result of a loss of patent coverage in Europe.
Continuing Operations:
     The company’s gross margin on product sales was 70 percent in the 2007 fourth quarter as compared to 72 percent reported in the 2006 fourth quarter.
     Selling expense was 31 percent of product sales in the 2007 fourth quarter as compared to 27 percent recorded in the comparable period last year. This increase was due to bad debt provisions in the EMEA and International regions and increased promotional activities relating to the newly launched products in Central Europe. General and administrative expenses were 13 percent of product sales in the 2007 fourth quarter, the same percentage as in 2006.
     Research and development costs remained essentially flat as a percentage of sales and were $29.4 million in the 2007 fourth quarter, compared to $31.4 million in the same period in 2006.
Discontinued Operations:
     Valeant announced an agreement to sell Infergen on December 20, 2007. The financial results for Infergen are reflected as discontinued operations and prior periods were restated accordingly. Valeant closed the sale in January 2008.
Divestitures:
     Valeant has signed a definitive agreement to sell certain subsidiaries and product rights in certain Asian markets including Singapore, the Philippines, Taiwan, Korea, and China. The transaction is expected to close in March 2008.

2

Share Repurchase Update:
     Under the company’s repurchase program, Valeant repurchased 1.8 million shares of its common stock in the 2007 fourth quarter for approximately $20 million. The fourth quarter activity brings the total shares repurchased in 2007 to 6.5 million shares for approximately $100 million.
Conference Call and Webcast Information:
     Valeant will host a conference call today at 10:00 a.m. EST (7:00 a.m. PST) to discuss its 2007 fourth quarter rand full year results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 31116699. International callers should dial (706) 679-0845, confirmation code 31116699. A replay will be available approximately two hours following the conclusion of the conference call through March 6, 2008 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 31116699. The company will also webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a global specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, infectious disease and dermatology. More information about Valeant can be found at www.valeant.com.
     Efudex, Diastat AcuDial, Kinerase, Mestinon, Zelapar, Migranal, Bedoyecta, Dermatix and Bisocard are trademarks or registered trademarks of Valeant Pharmaceuticals International or its related companies. All other trademarks are the trademarks or the registered trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS:
     This press release contains forward-looking statements, including, but not limited to, statements regarding completion of a strategic review of the company and the anticipated closing of the sale of certain subsidiaries and product rights in Asia. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to other risks and uncertainties discussed in the company’s filings with the SEC. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.

3

NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as special charges and credits. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables Follow
###

4

Valeant Pharmaceuticals International Consolidated Condensed Statement of Income For the Three and Twelve Months Ended December 31, 2007 and 2006	Table 1

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share data)	2007	2006	% Change	2007	2006	% Change
Product sales	$219,792	$228,264	-4%	$784,958	$783,279	0%
Alliance revenue (including ribavirin royalties) (a)	16,949	20,548	-18%	86,452	81,242	6%

Total revenues	236,741	248,812	-5%	871,410	864,521	1%

Cost of goods sold	65,804	64,337	2%	232,893	238,141	-2%
Selling expenses	68,421	61,503	11%	258,903	244,757	6%
General and administrative expenses	28,801	30,773	-6%	112,539	115,857	-3%
Research and development costs	29,413	31,443	-6%	98,025	105,442	-7%
Gain on litigation settlement (b)	—	—		—	(51,550)	-100%
Restructuring charges	9,601	41,494	-77%	23,176	138,181	-83%
Amortization expense	17,290	16,765	3%	71,567	65,276	10%

	219,330	246,315	-11%	797,103	856,104	-7%

Income from operations	17,411	2,497		74,307	8,417

Interest expense, net	(5,768)	(7,439)		(25,086)	(31,116)
Other income (expense), net including translation and exchange	(1,497)	(88)		1,059	1,152

Income (loss) from continuing operations before income taxes and minority interest	10,146	(5,030)		50,280	(21,547)

Provision for income taxes	17,032	9,904		25,186	34,264
Minority interest	—	1		2	3

Income (loss) from continuing operations	(6,886)	(14,935)		25,092	(55,814)

Loss from discontinued operations, net	(13,383)	(6,848)		(32,362)	(751)

Net loss	$(20,269)	$(21,783)		$(7,270)	$(56,565)

Basic earnings per common share
Income (loss) from continuing operations	$(0.08)	$(0.16)		$0.27	$(0.60)
Discontinued operations, net	(0.14)	(0.07)		(0.35)	(0.01)

Net loss	$(0.22)	$(0.23)		$(0.08)	$(0.61)

Shares used in per share computation	90,459	94,429		93,029	93,387

Diluted earnings per common share
Income (loss) from continuing operations	$(0.08)	$(0.16)		$0.27	$(0.60)
Discontinued operations, net	(0.14)	(0.07)		(0.35)	(0.01)

Net loss	$(0.22)	$(0.23)		$(0.08)	$(0.61)

Shares used in per share computation	90,459	94,429		93,976	93,387

(a)	Alliance revenue for the three months ended December 31, 2007 relates to ribavirin royalty of $16.9 million. Alliance revenue for the twelve months ended December 31, 2007 includes ribavirin royalties of $67.3 million and a $19.2 million milestone payment received from Schering-Plough related to the out-licensing of pradefovir.

(b)	Gain on litigation settlement in the twelve months ended December 31, 2006 relates to the settlement of disclosed litigation with Milan Panic, $17.6 million and the Republic of Serbia, $34.0 million.

Valeant Pharmaceuticals International GAAP Reconciliation of Basic and Diluted Earnings Per Share For the Three and Twelve Months Ended December 31, 2007 and 2006	Table 2

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2007	2006	2007	2006
Income (loss) from continuing operations	$(6,886)	$(14,935)	$25,092	$(55,814)

Non-GAAP adjustments:
Gain on litigation settlement (a)	—	—	—	(51,550)
Professional fees related to Special Committee option investigation (b)	—	2,382	630	2,382
Restructuring charges (c)	9,601	41,494	23,176	138,181
Product impairment (d)	—	392	310	1,075
Tax (e)	10,910	(1,867)	2,123	13,702

Adjusted income from continuing operations before the above charges	$13,625	$27,466	$51,331	$47,976

Adjusted basic EPS from continuing operations	$0.15	$0.29	$0.55	$0.51

Adjusted diluted EPS from continuing operations	$0.15	$0.29	$0.55	$0.50

Shares used in basic per share calculation	90,459	94,429	93,029	93,387

Shares used in diluted per share calculation	90,978	95,879	93,976	95,114

(a)	Gain on litigation settlement in the twelve months ended December 31, 2006 relates to the settlement of disclosed litigation with Milan Panic, $17.6 million and the Republic of Serbia, $34.0 million.

(b)	Non-recurring professional fees relating to the investigation by the Special Committee into stock option practices and the related restatement of financial statements.

(c)	Charges in the three months ended December 31, 2007 relate to the restructuring announced on February 28, 2008. Charges in all periods up June 30, 2006 relate to the restructuring announced in April 2006.

(d)	Product impairment.

(e)	Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes, and reversal of the tax benefit of resolving the 1997 — 2001 IRS examination.

Valeant Pharmaceuticals International
Reconciliation of Consolidated Income From Operations to Non-GAAP Adjusted
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
For the Three and Twelve Months Ended December 31, 2007 and 2006
Table 3

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands)	2007	2006	2007	2006
Consolidated income from operations (GAAP)	$17,411	$2,497	$74,307	$8,417
Depreciation and amortization	21,798	20,996	88,278	86,667

EBITDA (non-GAAP) (a)	39,209	23,493	162,585	95,084
Other non-GAAP adjustments (b)	9,601	43,876	23,806	89,013

Adjusted EBITDA (non-GAAP) (a)	$48,810	$67,369	$186,391	$184,097

(a)	We believe that EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures as earnings-derived indicators of the cash flow generation ability of the company. We calculate EBITDA by adding depreciation and amortization back to consolidated income from operations. Adjusted EBITDA excludes the additional costs set forth in note (b) below. EBITDA and Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.

(b)	See table 2 for explanation of non-GAAP adjustments.
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as special charges and credits. Management does not consider the excluded items part of the day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.
By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Valeant Pharmaceuticals International Supplemental Sales Information For the Three and Twelve Months Ended December 31, 2007 and 2006	Table 4

	Three Months Ended		%	Twelve Months Ended		%
	December 31,		Increase/	December 31,		Increase/
(In thousands)	2007	2006	(Decrease)	2007	2006	(Decrease)
Neurology
Mestinon®(P)	$14,630	$14,057	4%	$53,032	$47,649	11%
Diastat® AcuDial™(P)	12,130	12,145	0%	51,264	50,678	1%
Cesamet®(P)	10,127	5,153	97%	30,178	18,985	59%
Librax®	4,749	3,909	21%	17,172	14,835	16%
Migranal®(P)	4,139	4,643	(11%)	13,534	11,592	17%
Dalmane®/Dalmadorm®(P)	3,287	3,417	(4%)	11,425	10,965	4%
Tasmar®(P)	3,192	2,047	56%	10,259	6,534	57%
Melleril(P)	2,890	2,123	36%	8,216	6,463	27%
Zelapar® (P)	2,346	157	1394%	5,747	3,981	44%
Other Neurology	19,267	16,740	15%	66,524	63,051	6%

Dermatology
Efudix/Efudex®(P)	24,580	32,296	(24%)	71,571	78,357	(9%)
Kinerase®(P)	7,889	6,431	23%	30,144	28,937	4%
Dermatix™(P)	3,651	2,782	31%	14,045	10,146	38%
Oxsoralen-Ultra®(P)	3,406	2,814	21%	12,374	10,528	18%
Other Dermatology	12,122	11,547	5%	38,808	42,441	(9%)

Infectious Disease
Virazole®(P)	3,285	4,878	(33%)	14,349	16,601	(14%)
Other Infectious Disease	4,105	6,091	(33%)	20,415	20,160	1%

Other Therapeutic Classes
Bedoyecta™(P)	10,921	13,396	(18%)	42,399	50,366	(16%)
Solcoseryl(P) (a)	4,961	6,034	(18%)	23,749	18,916	26%
Bisocard(P)	6,426	4,405	46%	22,559	15,927	42%
MVI (multi-vitamin infusion)(P)	3,210	4,072	(21%)	11,635	13,468	(14%)
Nyal(P)	1,966	1,525	29%	11,060	10,216	8%
Espaven(P)	2,411	3,610	(33%)	8,366	11,235	(26%)
Protamin(P)	1,973	1,664	19%	6,929	6,386	9%
Other Pharmaceutical Products (a)	52,129	62,328	(16%)	189,204	214,862	(12%)

Total product sales	$219,792	$228,264	(4%)	$784,958	$783,279	0%

Total promoted product sales(P)	$127,420	$127,649	(0%)	$452,835	$427,930	6%

(P)	Promoted products represent promoted products with annual sales greater than $5 million.

(a)	Product sales for the three and twelve months ended December 31, 2007 include $0 and $4.1 million respectively, for products (Reptilase, Solcoseryl in Japan and opthalmic business in Netherlands) which have been divested in 2007, compared to $5.3 million and $15.4 million for the same periods in 2006.

Valeant Pharmaceuticals International	Table 5
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the Three and Twelve Months Ended December 31, 2007 and 2006

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands)	2007	2006	% Change	2007	2006	% Change
Revenues
North America	$79,916	$79,156	1%	$276,420	$264,393	5%
International	54,523	70,833	-23%	201,037	241,024	-17%
EMEA	85,353	78,275	9%	307,501	277,862	11%

Total specialty pharmaceuticals	219,792	228,264	-4%	784,958	783,279	0%

Alliance revenue (including ribavirin royalties) (a)	16,949	20,548	-18%	86,452	81,242	6%

Consolidated revenues	$236,741	$248,812	-5%	$871,410	$864,521	1%

Cost of goods sold	$65,804	$64,337	2%	$232,893	$238,141	-2%

Gross profit margin on pharmaceutical sales	70%	72%		70%	70%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	% Change	2007	2006	% Change
Revenue from Operations
North America	$35,275	$39,046	-10%	$100,335	$90,359	11%
International	11,363	22,556	-50%	33,849	73,251	-54%
EMEA	11,199	17,528	-36%	54,218	44,796	21%

	57,837	79,130	-27%	188,402	208,406	-10%

Corporate expenses	$(17,834)	$(20,317)	-12%	$(73,966)	$(75,467)	-2%

Total specialty pharmaceuticals	40,003	58,813	-32%	114,436	132,939	-14%

Restructuring charges	(9,601)	(41,494)	-77%	(23,176)	(138,181)	-83%
Gain on litigation settlement	—	—		—	51,550	-100%
Research and development costs	(12,991)	(14,822)	-12%	(16,953)	(37,891)	-55%

Total consolidated income from operations	$17,411	$2,497		$74,307	$8,417

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2007	%	2006	%	2007	%	2006	%
Gross Profit
North America	$66,801	84%	$66,958	85%	$232,402	84%	$220,834	84%
International	35,777	66%	47,710	67%	133,381	66%	163,396	68%
EMEA	51,410	60%	49,259	63%	186,282	61%	160,908	58%

Total specialty pharmaceuticals	$153,988	70%	$163,927	72%	$552,065	70%	$545,138	70%

(a)	Alliance revenue for the three months ended December 31, 2007 relates to ribavirin royalty of $16.9 million. Alliance revenue for the twelve months ended December 31, 2007 includes ribavirin royalties of $67.3 million and a $19.2 million milestone payment received from Schering-Plough related to the out-licensing of pradefovir.

Valeant Pharmaceuticals International	Table 6
Consolidated Balance Sheet and Other Data

	December 31,	December 31,
(In thousands)	2007	2006
Balance Sheet Data
Cash and cash equivalents	$309,365	$326,002
Marketable securities	52,122	9,743

Total cash and marketable securities	$361,487	$335,745

Accounts receivable, net	$194,273	$227,452
Inventory, net	115,177	130,747
Long-term debt	782,552	778,196

	Twelve Months Ended
	December 31,
	2007	2006
Other Data
Cash flow provided by (used in) continuing operations

Operating activities	$125,603	$127,148
Investing activities	(34,900)	(34,101)
Financing activities	(131,330)	(7,093)
Effect of exchange rate changes on cash and cash equivalents	23,990	15,192

Net increase (decrease) in cash and cash equivalents	(16,637)	101,146
Net increase (decrease) in marketable securities	42,379	(467)

Net increase in cash and marketable securities	$25,742	$100,679

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Stock-Based Compensation
Cost of goods sold	$92	$229	$596	$1,255
Selling expenses	437	1,055	3,097	3,390
General and administrative expenses	1,776	2,945	8,708	13,697
Research and development costs	186	388	819	2,504

Total	$2,491	$4,617	$13,220	$20,846

Valeant Pharmaceuticals International	Table 7
Supplemental Non-GAAP Information on Currency Effect

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands)	2007	2006	2007	2006
Consolidated

Product sales	$219,792	$228,264	$784,958	$783,279
Currency effect	(13,246)		(33,971)
Product sales, excluding currency impact	$206,546		$750,987

Operating income	$17,411	$2,497	$74,307	$8,417
Currency effect	(2,298)		(4,608)
Operating income, excluding currency impact	$15,113		$69,699

Geographic Product Sales

North America pharmaceuticals	$79,916	$79,156	$276,420	$264,393
Currency effect	(2,059)		(3,068)
North America pharmaceuticals, excluding currency impact	$77,857		$273,352

International pharmaceuticals	$54,523	$70,833	$201,037	$241,024
Currency effect	(2,106)		(5,228)
International pharmaceuticals, excluding currency impact	$52,417		$195,809

EMEA pharmaceuticals	$85,353	$78,275	$307,501	$277,862
Currency effect	(9,081)		(25,675)
EMEA pharmaceuticals, excluding currency impact	$76,272		$281,826

Note: Currency effect is determined by comparing adjusted 2007 reported amounts, calculated using 2006 monthly average exchange rates, to the actual 2006 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

Valeant Pharmaceuticals International	Table 8
Discontinued Operations with Infergen
Summarized Financial Information
For the Three and Twelve Months Ended December 31, 2007 and 2006

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands)	2007	2006	2007	2006
Infergen:
Product sales	$5,712	$8,568	$32,671	$42,716
Costs and expenses:
Cost of goods sold (a)	10,438	7,978	24,961	18,838
Selling expenses	5,849	5,203	25,468	20,077
General and administrative expenses	326	74	1,693	1,315
Research and development costs	1,197	905	6,476	4,176
Amortization expense	—	1,650	4,950	6,600

Total costs and expenses	17,810	15,810	63,548	51,006

Loss from discontinued operations, Infergen	(12,098)	(7,242)	(30,877)	(8,290)

Other discontinued operations:
Other income (loss)	(1,108)	(649)	(1,108)	5,089

Consolidated discontinued operations:
Loss from discontinued operations	(13,206)	(7,891)	(31,985)	(3,201)

Benefit for income taxes	(101)	(36)	(332)	(45)

Discontinued operations, net	(13,105)	(7,855)	(31,653)	(3,156)

Disposal of discontinued operation, net	(278)	1,007	(709)	2,405

Loss from discontinued operations, net	$(13,383)	$(6,848)	$(32,362)	$(751)

(a)	The twelve months ended December 31, 2007 include a technology transfer payment of $5.3 million.